Exhibit 99.2
EMPLOYMENT AGREEMENT
This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of May 13, 2010 (the “Effective Date”), by and between Maynard Skarka (“Executive”) and Dynamex Inc., a Delaware corporation (the “Company”).
In consideration of the terms, conditions, covenants, representations, warranties and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Employment. The Company will employ Executive, and Executive accepts such employment, upon the terms and conditions set forth herein, for the period beginning on Effective Date and ending as provided in Section 2.
     2. Term. The period of employment of Executive by the Company under this Agreement (“Employment Period”) shall commence on the Effective Date and shall continue until terminated in accordance with the provisions of this Agreement.
     3. Position and Duties. During the Employment Period, Executive shall serve as and have the title of the Company’s Chief Operating Officer and shall report directly to the Company’s President and Chief Executive Officer, James Welch. From and after the Effective Date and during the Employment Period, Executive in his capacity as the Company’s Chief Operating Officer shall have general management authority for the company’s day-to-day operating activities for Sales and Field Operations, including revenue and sales growth; expense, cost and margin control; and monthly, quarterly and annual financial goal management (subject to the general supervisory power of the President/Chief Executive Officer or the Board under applicable law. Executive will also serve as a member of the Senior Executive team during the Employment Period. For the duration of the Employment Period, Executive shall devote all of his working time, attention and energies (other than absences due to illness or vacation) to perform his duties and responsibilities as the Company’s Chief Operating Officer and Executive shall not (i) provide services for compensation (whether in the form of cash or otherwise) to any entity or person other than the Company and its affiliates, or (ii) engage in any other activities that conflict with his obligations to the Company hereunder.
     4. Place of Performance. The principal place of employment of Executive shall be at the Company’s headquarters and principal place of business in Dallas, Texas. It is further understood and acknowledged by Executive that the performance of his duties will require Executive to travel to the Company’s other locations outside the Dallas, Texas area.
     5. Compensation and Benefits.
     (a) Base Salary. The Company shall pay Executive a base salary (“Base Salary”) at an annual rate of $250,000 per year. Executive’s Base Salary shall be reviewed annually and from time to time may be adjusted upward in the reasonable good faith judgment of the President and Chief Executive Officer. Executive’s Base Salary shall be paid in approximately equal installments in accordance with the Company’s customary payroll policies and practices in effect from time to time.
     (b) Annual Bonus. For each full fiscal year during the Employment Period, Executive shall be eligible to participate in the Company’s Annual Fiscal Year Bonus

Plan, as in effect from time to time (the “Annual Bonus Plan”). The Annual Bonus Plan of the Company will be provided to you for Fiscal 2011 at a target of 50% of your annual base salary. All criteria of the bonus plan will be provided to you by the President/Chief Executive Officer at the beginning of the Fiscal Year 2011.
     (c) Expenses. The Company shall promptly reimburse Executive for all reasonable business expenses upon reasonable substantiation and documentation in accordance with the Company’s policies and procedures in effect from time to time.
     (d) Vacation. Executive shall be entitled to at least three weeks of paid vacation each calendar year during the Employment Period, which vacation time shall accrue commencing on the Effective Date at the rate of 10.00 hours per month.
     (e) Other Welfare, Pension and Incentive Benefit Plans. During the Employment Period, Executive shall be entitled to participate in and to receive benefits as an executive officer under all of the Company’s employee benefit plans, programs and arrangements available to executive officers of the Company, subject to the eligibility criteria and other terms and conditions thereof, as such plans, programs and arrangements may be duly amended, terminated, approved or adopted by the Board or the Compensation Committee from time to time.
     (f) LTIP Plan. Executive will be eligible to participate in the Long Term Incentive Award Program under the Company’s existing Equity Incentive Plan beginning the Fiscal year of 2011.
     (g) Auto Allowance. Executive will be eligible to receive an auto allowance of $8000.00 annually. Executive’s auto allowance shall be paid in approximately equal installments in accordance with the Company’s customary payroll policies and practices.
     6. No Conflicts. Executive represents and warrants to the Company that (i) he is able to enter into this Agreement, and his ability to enter into this Agreement and to fully perform his duties of employment are not limited to or restricted by any agreements, understandings instruments, orders, judgments or decrees to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, non-compete agreement, non-solicitation or confidentiality agreement with any other person or entity which would conflict with his duties hereunder), and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.
     7. Termination. Executive’s employment hereunder may be terminated under the following circumstances:
     (a) Death or Disability. Executive’s employment hereunder shall automatically terminate upon his death or Disability (as defined below). As used herein, “Disability” shall mean Executive’s inability to perform the essential duties, responsibilities and functions of his position with the Company and its affiliates for a period aggregating 90 consecutive or 120 total days in any 360 day period as a result of any mental or physical disability or incapacity even with reasonable accommodations of such disability or incapacity provided by the Company or if providing such accommodations would be unreasonable, all as determined by the President/Chief Executive Officer and the Board in its reasonable good faith judgment.
     (b) Cause. The Company shall have the right to terminate Executive’s employment hereunder for Cause (as defined below), and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement. For purposes of this Agreement, the Company shall have “Cause” to terminate Executive’s employment upon Executive’s:
     (i) commission of a felony or any other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its affiliates;
     (ii) continued failure to perform and to discharge his duties and responsibilities under this Agreement (other than due to Executive’s Disability) after the President/Chief Executive Officer or the Board has provided Executive with written notice of such failure;
     (iii) performance of any act undertaken with the intent of aiding or abetting a competitor, supplier or customer of the Company or any of its affiliates to the disadvantage or detriment of the Company or any of its affiliates;
     (iv) gross negligence, bad faith or breach of fiduciary duty to the Company in connection with Executive’s responsibilities as an employee under this Agreement;
     (v) failure to cooperate with any investigation, audit or inquiry involving the Company’s or any of its affiliates’ business or accounting practices;
     (vi) continued or repeated absence from the workplace, unless such absence is in compliance with the Company’s policy or approved or excused by the President/Chief Executive Officer or is the result of Executive’s illness or Disability;
     (vii) continued abuse of alcohol or illegal drugs (whether or not at the workplace), repeated public drunkenness or other repeated conduct causing the Company or any of its affiliates substantial public disgrace or disrepute or substantial economic harm; or
     (viii) material breach of any material written policy of the Company which has a material and adverse effect on the Company.
     (c) Good Reason. Executive may terminate his employment hereunder for “Good Reason” any time within 90 days after such time as Executive has actual knowledge of the occurrence, without the written consent of Executive, of one or more of the following events:

     (i) any material change in the duties or responsibilities (including reporting responsibilities) of Executive that is inconsistent in any adverse respect with Executive’s positions, duties, responsibilities or status with the Company immediately prior to such change (including any material diminution of such duties or responsibilities);
     (ii) any other material breach of a material provision of this Agreement by the Company; or
     (iii) the Company’s requiring Executive to be based at a location in excess of 50 miles from the Company’s initial headquarters and principal place of business in Dallas, Texas (as determined pursuant to Section 4), except for required travel on the Company’s business to an extent substantially consistent with Executive’s business obligations.
“Good Reason” shall not be deemed to exist hereunder unless Executive shall have provided the President/Chief Executive Officer with written notice of the event purporting to constitute Good Reason within 60 days of its occurrence and the Company shall have failed to cure such event within 30 days thereafter.
     (d) Without Cause. The Company shall have the right to terminate Executive’s employment hereunder without Cause by providing Executive with a Notice of Termination, which Notice of Termination shall specify the Date of Termination, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement.
     (e) Termination Following a Change of Control. If, during the Employment Period Executive’s employment is terminated by the Company (or its successor) without cause or by the Executive for Good Reason as a result of a change of control defined as:
a)	The sale of substantially all of the Company’s assets to a single purchaser or group of associated purchasers; or

b)	The sale, exchange, or other disposition, in one transaction of the majority of the Company’s outstanding corporate shares; or

c)	The Company’s decision to terminate its business and liquidate its assets; or

d)	The merger or consolidation of the Company with another company; or

e)	Bankruptcy or chapter 11 reorganization
Executive acknowledges and understands that (i) he shall not be entitled to severance pay or allowance; and (ii) any unvested stock options or stock then held by the Executive at the time of termination shall immediately revert to the Company.
     8. Termination Procedure.
     (a) Notice of Termination. Any termination of Executive’s employment by the Company or by Executive hereunder during the Employment Period shall be communicated by written Notice of Termination to Executive or the Company, as applicable. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated.
     (b) Date of Termination. For purposes of this Agreement, “Date of Termination” shall mean (i) if Executive’s employment hereunder is terminated pursuant to Section 7(a), the date of his death or Disability, (ii) if Executive’s employment hereunder is terminated pursuant to Section 7(b), the date on which a Notice of

Termination is given, and (iii) if Executive’s employment hereunder is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within 30 days after the giving of such notice) set forth in such Notice of Termination.
     9. Compensation Upon Termination. In the event Executive’s employment hereunder terminates, the Company shall provide Executive with the payments and benefits set forth below.
     (a) Death or Disability. If, during the Employment Period, Executive’s employment hereunder shall terminate on account of death or Disability, then the Company shall pay to Executive or his estate or beneficiaries:
     (i) Executive’s Annual Base Salary through the Date of Termination and, at the time it would otherwise be due to be paid, a fraction, the numerator of which is the number of Executive’s accrued but unused vacation days as of the Date of Termination and the denominator of which is 365 (the “Accrued Vacation Amount”) and (B) any other amounts (including any unreimbursed business expenses) or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company or its affiliates through the Date of Termination (the Accrued Vacation Amount, together with such other amounts and benefits, collectively, the “Other Benefits”).
     (b) Termination By Company With Cause. If Executive’s employment is terminated by the Company for Cause, then:
     (i) the Company will pay Executive’s annual base salary through the date of termination and, at the time it would otherwise be due to be paid,
     (ii) the Company will pay Executive accrued but unused vacation days as of the Date of Termination,
     (iii) the Company will pay any other amounts (including any unreimbursed business expenses) or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company or its affiliates through the Date of Termination (the Accrued Vacation Amount, together with such other amounts and benefits, collectively, the “Other Benefits”).

     (iv) this Agreement shall terminate without further obligations to Executive other than the obligation to pay or provide, as applicable, to Executive the amounts and benefits provided in clauses (i), (ii) and (iii) above.
     (c) Termination By Company Other than for Cause, Death or Disability or By Executive for Good Reason. If, during the Employment Period, Executive’s employment hereunder is terminated by Executive for Good Reason or by the Company other than for Cause or on account of death of Executive or Disability, then:
     (i) the Company shall pay in a lump sum to Executive his earned or accrued, but unpaid, Base Salary as the date of termination;
     (iii) to the extent not theretofore paid or provided, the Company shall promptly pay or provide, as applicable, to Executive the Other Benefits; and
     10. Obligations of Executive and the Company.
     (a) Non-Disparagement. At all times following the Effective Date, neither party hereto nor any of such parties’ respective controlled affiliates shall make or solicit or encourage others to make or solicit directly or indirectly any derogatory or negative statement or communication about the other party and, in the case of Executive, any of the Company’s affiliates or any of the Company’s and such affiliates’ respective businesses, products, services or activities; provided, however, that such restriction shall not prohibit truthful testimony compelled by valid legal process. Notwithstanding anything herein to the contrary, nothing in this Section 10(a) shall prevent any party hereto from exercising such party’s authority or enforcing such party’s rights or remedies hereunder or that such party may otherwise be entitled to enforce or assert under any other agreement or applicable law, or limit such rights or remedies in any way.
     (b) Confidential Information. Executive acknowledges and agrees that, as a result of his employment with the Company he may develop, obtain, or learn about (or may have developed, obtained or learned about) Confidential Information, and the success of the Company and its affiliates depends upon the use and protection of such information. Executive further acknowledges and agrees that, as a result of his employment with the Company any information he may develop or otherwise create is intended as a work made for hire. For purposes of this Agreement, “Confidential Information” means any proprietary information, trade secrets, inventions (whether or not patentable or reduced to practice) and all other intellectual property and confidential or proprietary information in any form or medium (whether merely remembered or embodied in a tangible or intangible form or medium) whether now or hereafter existing, relating to or arising from the past, current or potential business, activities and/or operations of the Company or any of its affiliates. Notwithstanding the foregoing, “Confidential Information” shall not include such portions of any information that (A) are or become generally known to and available for use by the public other than as a result of any act or omission by Executive or otherwise as a result of Executive’s breach of any provision of this Agreement or (B) are or become known to Executive on a non-confidential basis other than (1) in connection with Executive’s employment with the Company and its affiliates or (2) in Executive’s capacity as a member of the Board or as an officer, director or person acting in a similar capacity of any affiliate of the Company.

Accordingly, Executive will execute and agree to be bound by the Company’s standard Non-Disclosure and Non-Solicitation Agreement in the form of Exhibit C hereto.
     11. Enforcement.
     (a) Reliance on Covenants. Executive acknowledges that the provisions of Section 10 are in consideration of his employment with the Company and its subsidiaries. Executive acknowledges and agrees that the Company entered into this Agreement in reliance on the provisions of Section 10, and the enforcement of the provision of Section 10 is necessary to ensure the preservation, protection and continuity of the business, trade secrets and other Confidential Information and goodwill of the Company and its affiliates to the extent and for the periods of time expressly agreed to herein. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company and its affiliates now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.
     (b) Enforcement of Covenants. Notwithstanding any provision to the contrary herein, the Company may pursue, at its discretion, enforcement of Section 10 in any court of competent jurisdiction (each, a “Court”).
     (c) Interpretation. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. More specifically, if any Court determines that any of the covenants set forth in Section 10 are overbroad under applicable law in time, geographical scope or otherwise, the parties to this Agreement specifically agree and authorize such Court to rewrite this Agreement to reflect the maximum time, geographical and/or other restrictions permitted under applicable law to be reasonable and enforceable.
     (d) Irreparable Harm. Because Executive’s services are unique and because Executive will have intimate knowledge of and access to Confidential Information, the parties hereto agree that money damages would not be an adequate remedy for any breach of Section 10, and any breach of the terms of Section 10 would result in irreparable injury and damage to the Company and its Subsidiaries for which the Company and its Subsidiaries would have no adequate remedy at law. Therefore, in the event of a breach or threatened breach of Section 10, the Company and its Subsidiaries and their respective successors and assigns, in addition to any other rights and remedies existing in their favor at law or in equity, shall be entitled to specific performance and/or immediate injunctive or other equitable relief from a Court in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security), without having to prove damages. The terms of this Section 11 shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach of this Agreement, including the recovery of damages from Executive.

     12. Mitigation. Executive shall not be required to mitigate amounts payable under this Agreement by seeking other employment or otherwise.
     13. Successors; Binding Agreement.
     (a) Company’s Successors. No rights or obligations of the Company under this Agreement may be assigned or transferred except that the Company may assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company if such successor expressly assumes and agrees to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as herein before defined and any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 14(a) or which otherwise becomes bound by all of the terms and conditions of this Agreement by operation of law.
     (b) Executive’s Successors. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon Executive’s death, this Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive’s beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to Executive’s interests under this Agreement. Executive shall be entitled to select and change a beneficiary or beneficiaries to receive any benefit or compensation payable hereunder following Executive’s death by giving the Company written notice thereof. In the event of Executive’s death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary(ies), his estate or his other legal representative(s). If Executive should die following his Date of Termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by Executive, or otherwise to his legal representatives or estate.
     14. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when served by facsimile or delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal executive offices and/or to the Executive at his address set forth on the payroll records of the Company, or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
     15. Waiver; Amendment. No provisions of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing signed by Executive and by a duly authorized officer of the Company, other than Executive, with the consent of the President/Chief Executive Officer or the Board, and such waiver is set forth in writing and signed by the party to be charged. No waiver by any party hereto at any time of any breach by any other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. .
     16. Choice of Law. All questions and disputes regarding this Agreement, including questions and disputes concerning the construction, validity and interpretation of this Agreement, shall be governed by and construed in accordance with the domestic laws of the

State of Texas, without giving effect to any choice of law or conflict of law provision (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. In furtherance of the foregoing, the internal law of the State of Texas shall control the interpretation and construction of this Agreement, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.
     17. Validity; Interpretation. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction (in accordance, if applicable, with Section 11). The language in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party regardless of who may be responsible for any particular language in this Agreement.
     18. Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or other electronic transmission, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
     19. Entire Agreement. Except as otherwise expressly provided herein, this Agreement (together with the exhibits attached hereto) set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter.
     20. Withholding. The Company and its subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its subsidiaries to Executive under any written agreement or other arrangement between the Company or any of its affiliates, on the one hand, and Executive and any of his affiliates, on the other hand, any United States federal, state or local or non-United States withholding taxes, excise taxes or employment taxes (collectively, “Taxes”) imposed with respect to Executive’s compensation or other payments from the Employer or any of its subsidiaries under this Agreement (including wages and bonuses, if any). In the event that the Company or any of its subsidiaries incorrectly makes or fails to make such deductions or withholdings, then Executive shall, within thirty (30) calendar days, reimburse the Company and its subsidiaries for any amounts paid with respect to any such Taxes. If the Company or any of its subsidiaries withholds an amount with respect to Taxes that exceeds the Taxes actually imposed, then the Company or such subsidiary, as applicable, shall, as promptly as practicable, reimburse Executive for any such excess.
     21. Enforcement. In the event any party resorts to a lawsuit or initiation of arbitration to enforce this Agreement, the prevailing party shall be entitled to recover the reasonable costs of pursuing a lawsuit or arbitration, including court costs and reasonable attorney’s fees.
     22. Advice of Counsel. Executive acknowledges that he has been advised to seek independent legal counsel for advice regarding the effect of the terms and provisions hereof, and has obtained such advice of independent legal counsel.
     23. Executive’s Cooperation. During the Employment Period and thereafter, Executive shall, at reasonable times and with due regard for his other obligations, cooperate with the Company and its affiliates in any internal investigation, any administrative, regulatory or judicial proceeding or any dispute with a third Person as reasonably requested by the Company or any of its subsidiaries or affiliates (including Executive being available to the Company and its affiliates upon reasonable notice for interviews and factual investigations, appearing at the Company’s or any of its affiliates’ request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company and its affiliates all pertinent information and turning over to the Company and its affiliates all relevant documents which are or may come into Executive’s possession, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments).
     IN WITNESS WHEREOF, Executive has hereunto set Executive’s hand and, pursuant to the authorization from its board of directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

/s/ Maynard F. Skarka
MAYNARD F. SKARKA

DYNAMEX INC.
By:	/s/ Doris Oloton
	Name:	Doris Oloton
	Title:	Vice President of Human Resources

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